Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Sonic Innovations, Inc., a Delaware corporation (the “Company”), for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Samuel L. Westover, President and Chief Executive Officer of the Company, and Stephen L. Wilson, Senior Vice President, Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SAMUEL L. WESTOVER
Samuel L. Westover
President and Chief Executive Officer
May 10, 2006

/s/ STEPHEN L. WILSON
Stephen L. Wilson
Senior Vice President, Chief Financial Officer and Secretary
May 10, 2006

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to the Company and will be retained the Company and furnished to the Securities and Exchange Commission or its staff upon request.